TNHC-ARANTINE GP LLC
c/o The New Home Company Inc.
85 Enterprise, Suite 450
Aliso Viejo, CA 92656

June 28, 2017
VIA OVERNIGHT DELIVERY

Arantine Hills Equity LP
c/o Tricon Capital Group
1067 Yonge Street
Toronto, Ontario M4W-2L2, Canada
Attention: Jeremy Scheetz

Re: Arantine Hills Holdings LP - Funding of Excess Shortfall

Dear Sir/Madam:
As you know, TNHC Land Company LLC, a Delaware limited liability company (“TNHC”) and Arantine Hills Equity LP, a Delaware limited partnership (“Tricon”), are the limited partners in Arantine Hills Holdings LP, a Delaware limited partnership (“Holdings JV”), pursuant to that certain Limited Partnership Agreement by and among TNHC, Tricon, and TNHC-Arantine GP LLC, a Delaware limited liability company (the “GP”) dated as of July 31, 2014 (as amended, the “Holdings JV Agreement”). Holdings JV was formed to acquire and develop the property known as Arantine Hills in the City of Corona, California (the “Project”). Capitalized terms used but not defined herein shall have the meanings set forth in the Holdings JV Agreement.
The parties hereto desire to enter into this letter agreement to set forth their agreement regarding the funding of certain amounts in excess of the TNHC Contribution Cap and the Tricon Contribution Cap in connection with the development of the Project, including without limitation, the I-15/Cajalco Road Interchange.
1.    TNHC and Tricon hereby agree that, notwithstanding anything to the contrary in the Holdings JV Agreement, if at any time the GP reasonably determines that the Partnership requires additional cash funds in order to pay for Partnership Costs and Expenses which are then due and payable or due and payable within the next 60 days, all in accordance with the costs for such work described in most recent Annual Budget, and at such time (a) TNHC’s Undistributed Capital is equal to or in excess of the TNHC Contribution Cap and (b) Tricon’s aggregate Capital Contributions are equal to or in excess of the Tricon Contribution Cap, then (i) TNHC shall be obligated to fund any such amounts up to $4,000,000 in excess of the TNHC Contribution Cap and (ii) Tricon shall be obligated to fund any such amounts up to $76,000,000 in excess of the Tricon Contribution Cap (individually or collectively, as applicable, the “Interchange Excess Shortfall Amounts”). Subject to the last two sentences of Section 4.2(a)(x) of the Holdings JV Agreement, the GP shall deliver one or more Contribution Notices requesting the funding of all or any portion of the Interchange Excess Shortfall Amounts in accordance with the terms hereof and Section 4.2(e) of the Holdings JV Agreement.
2.    Any and all amounts funded as Interchange Excess Shortfall Amounts shall, for the purpose of distributions of Available Cash under Section 6.1 of the Holdings JV Agreement, be treated as if the Interchange Excess Shortfall Amounts funded by the Partners were amounts funded as Excess Shortfall Amounts under Section 4.2(a)(x) of the Holdings JV Agreement.
3.    In the event that either TNHC or Tricon fails to fund any Interchange Excess Shortfall Amounts, the provisions of Section 4.3 of the Holdings JV Agreement shall apply as if such Interchange Excess Shortfall Amounts were Mandatory Additional Capital Contributions, including without limitation, to the extent applicable, the treatment of any such failure to fund as a Monetary Default for purposes of determining whether a Material Monetary Default has occurred with respect to any Partner.
The parties hereto acknowledge and agree that PSPIB U.S. Realty Inc., a Delaware corporation, and the holder of an indirect interest in Tricon, is an intended beneficiary of this letter agreement and shall have the right to enforce the terms hereof.
Except as set forth in this letter agreement, the Holdings JV Agreement shall not be modified and is hereby ratified and confirmed in all respects.
This letter agreement shall be governed by the laws of the State of Delaware. The parties hereto do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto and lawful assigns. This letter agreement may be executed in one or more counterparts and transmitted electronically, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument. To the maximum extent permitted by applicable law, a “pdf” or other electronic transmittal of a signature page hereto (or the entire letter agreement) shall have the same force and effect as a duly executed original of this letter agreement.

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IN WITNESS WHEREOF, the parties have executed this letter agreement as of the date set forth above.
GP:                            TNHC-ARANTINE GP LLC,
a Delaware limited liability company

By: /s/ Miek Harbur
Name: Miek Harbur
Title: VP, General Counsel & Secretary

By: /s/ Mark Kawanami
Name: Mark Kawanami
Title: Senior VP

TRICON:                        ARANTINE HILLS EQUITY LP,
a Delaware limited liability partnership

By:    Arantine Hills Equity GP LLC, a Delaware limited liability company, its General Partner

By:
Name:
Title:

TNHC:                         TNHC LAND COMPANY LLC, a Delaware limited liability
company

By: /s/ Miek Harbur
Name: Miek Harbur
Title: VP, General Counsel & Secretary

By: /s/ Mark Kawanami
Name: Mark Kawanami
Title: Senior VP

cc:     Goulston & Storrs, P.C.
400 Atlantic Avenue
Boston, MA 02110-3333
Attn: Zev D. Gewurz

Dzida, Carey & Steinman
3 Park Plaza, Suite 750
Irvine, California 92614
Attn: Steven J. Dzida